UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2025

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Financial Officer

On September 4, 2025, the Board of Directors of SINTX Technologies, Inc. (the “Company”) appointed Kevin Trask as Chief Financial Officer for the Company. In connection with Mr. Trask’s appointment, his annual salary was increased to $300,000 per annum, he is now eligible for a bonus of up to 35% of his salary payable at the discretion of the Board of Directors, and he received an award of 20,000 restricted stock units, 20% of which were immediately vested with the remainder vesting at the rate of 20% every six months thereafter until fully vested.

Prior to being appointed as the Company’s Chief Financial Officer, Mr. Trask, age 40, served as the Company’s Corporate Controller from May 2025 to September 2025. From May 2024 to May 2025, he served as Corporate Controller at USANA Health Sciences, Inc., a global publicly traded company. From October 2022 to May 2024, Mr. Trask served as the Head of Finance and Accounting at an early-stage private consumer goods company. From June 2021 to October 2022, Mr. Trask served as the Director of Accounting at Quotient Technologies, Inc, a publicly traded company. Prior to Quotient, Mr. Trask held multiple, progressive accounting and finance management positions at global publicly traded companies. He began his career in public accounting, providing assurance services to both large and small private and public companies. Mr. Trask holds a B.S. in Accounting from California State Polytechnic University and is an actively licensed CPA.

There are no family relationships between Mr. Trask and any director or other executive officer of the Company. There are no transactions to which the Company was or is a participant and in which Mr. Trask has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Trask and any other person pursuant to which he was selected as an officer of the Company.

(e) Compensatory Arrangements of Certain Officers

On September 4, 2025, at the 2025 Annual Meeting of Stockholders of the Company, along with other items discussed in Item 5.07 below, the Company’s stockholders approved the 2025 Equity Incentive Plan (the “Plan”). The Plan was previously approved by the Company’s Board of Directors, subject to stockholder approval.

The material features of the Plan are described on pages 30 through 35 of the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on July 31, 2025 (the “Proxy Statement”), which description is incorporated by reference herein. Additionally, the full text of the Plan is appended as Appendix A to the Proxy Statement and incorporated by reference herein. The description of the Plan in the Proxy Statement and the foregoing disclosure under Item 5.02(e) of this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 4, 2025, SINTX Technologies, Inc. held its 2025 annual meeting of stockholders at which the following matters were voted on:

Proposal No. 1: Election of Directors. The Company’s stockholders elected for a three-year term two persons nominated for election as Class II directors. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-vote	Abstain
Robert Mitchell	879,648	12,298	637,032	-
Chris Lyons	879,749	12,197	637,032

Proposal No. 2: A proposal to ratify the Audit Committee’s appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2025. This proposal was ratified.

For	Against	Abstain	Broker Non-vote
1,488,908	33,019	7,051	-

Proposal No. 3: A proposal to adopt, on an advisory basis, a non-binding resolution approving the compensation of the Company’s named executive officers, as described in the Proxy Statement under “Executive Compensation.” This proposal was adopted.

For	Against	Abstain	Broker Non-vote
847,475	40,089	4,382	637,032

Proposal No. 4: A proposal to approve adoption of the 2025 Equity Incentive Plan. This proposal was approved.

For	Against	Abstain	Broker Non-vote
813,349	74,329	4,268	637,032

Proposal No. 5: A proposal to approve one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals. This proposal was approved.

For	Against	Abstain	Broker Non-vote
1,414,413	107,270	7,295	-

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	SINTX Technologies, Inc. 2025 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 31, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX TECHNOLOGIES, INC.

Date: September 5, 2025	/s/ Kevin Ontiveros
Kevin Ontiveros
Chief Legal Officer